Exhibit 1.1

Execution Version

AMERICAN STATES WATER COMPANY

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

February 20, 2026

Wells Fargo Securities, LLC

30 Hudson Yards, 14th Floor

New York, New York 10001

Huntington Securities, Inc.

41 South High Street

Columbus, Ohio 43215

Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, Pennsylvania 19103

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Siebert Williams Shank & Co., LLC

100 Wall Street, 18th Floor

New York, New York 10005

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement (the “Agreement”), dated as of February 27, 2024, by and between Wells Fargo Securities, LLC (“Wells Fargo”), Janney Montgomery Scott LLC (the “Exiting Agent”), RBC Capital Markets, LLC (“RBC”), Siebert Williams Shank & Co., LLC (“Siebert”, and, together with Wells Fargo, the Exiting Agent, and RBC, the “Existing Agents”) and American States Water Company, a California corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the parties hereto wish to amend the Agreement through this Amendment No. 1 to the Equity Distribution Agreement (this “Amendment”) to make certain changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The parties hereto agree, from and after the Effective Date, that:

(a)            The Agents listed on page 1 of the Agreement and the first paragraph of the Agreement are hereby amended and restated in their entirety to read as follows:

“Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Huntington Securities, Inc.

41 South High Street

Columbus, Ohio 43215

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Siebert Williams Shank & Co., LLC

100 Wall Street, 18th Floor

New York, New York 10005

Ladies and Gentlemen:

American States Water Company, a California corporation (the “Company”), confirms its agreement (this “Agreement”) with Wells Fargo Securities, LLC, Huntington Securities, Inc, RBC Capital Markets, LLC and Siebert Williams Shank & Co., LLC (each in its capacity as agent for the Company in connection with the offering and sale of any Securities (as defined below) hereunder, an “Agent” and together, the “Agents”), as follows:”

(b)            Section 14 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, emailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to Wells Fargo at Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department and the Special Equities Desk facsimile (212) 214-5918, Attention of Equity Syndicate Department, to Huntington Securities, Inc. at Huntington Securities, Inc., 41 South High Street, Columbus, Ohio 43215, Attention: Peter Dippolito @ peter.dippolito@huntington.com & Brian Stauffer @ brian.stauffer@huntington.com, with copy to ecm_corpservicesexecution@huntington.com, to RBC at RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: TJ Opladen, facsimile: (212) 428-6260 and email: tj.opladen@rbccm.com, and to Siebert at Siebert Williams Shank & Co., LLC, 100 Wall Street, 18th Floor, New York, New York 10005, Attention: Corporate Finance, CorporateFinanceGroup@siebertwilliams.com; notices to the Company shall be directed to it at 630 E. Foothill Boulevard, San Dimas, California 91773, Attention: Eva Tang, egtang@gswater.com.”

(c)            Exhibit B of the Agreement is hereby amended and restated in its entirety as set forth in Annex A to this Amendment.

(d)            Each other reference in the Agreement to the Exiting Agent, Janney Montgomery Scott LLC, shall be replaced with “Huntington Securities, Inc.” and, if applicable, Huntington Securities, Inc.’s notice information as provided in Section 1(b) hereof.

SECTION 2. Obligations Binding upon Huntington Securities, Inc. Huntington Securities, Inc. hereby agrees to be bound by the terms of the Agreement, as amended hereby. Huntington Securities, Inc. shall be considered to be the Agent in the offering of the Securities under the Agreement on and after the Effective Date to the same extent as if it were a party to the Agreement on the date of the execution thereof.

SECTION 3. Termination of Obligations of Janney Montgomery Scott LLC. With respect to Janney Montgomery Scott LLC’s role as Agent prior to the date hereof, the amendment of Janney Montgomery Scott LLC to Exiting Agent shall be without liability of any party to any other party, except that the provisions of Sections 10, 11, 12, 16 and 18 of this Agreement shall remain in full force and effect between the Company and Janney Montgomery Scott LLC.

SECTION 4. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of the Securities prior to the Effective Date or on the terms of the Agreement and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions) contained in the Agreement.

SECTION 5. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 6. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 7. Counterparts. This Amendment may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. This Amendment may be delivered by any party by facsimile or other electronic transmission. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment, or any document to be signed in connection with this Amendment, shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding between the Company, the Existing Agents and Huntington Securities, Inc., please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Agent.

Very truly yours,

AMERICAN STATES WATER COMPANY.

By:	/s/ Eva G. Tang
Name: Eva G. Tang Title: Senior Vice President – Finance, Chief Financial Officer, Corporate Secretary and Treasurer

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC, as Existing Agent:

By:	/s/ Michael Tiedemann
Name: Michael Tiedemann
Title: Managing Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

HUNTINGTON SECURITIES, INC., as Agent:

By:	/s/ Peter Dippolito
Name: Peter Dippolito
Title: Head of Equity Capital Markets

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

JANNEY MONTGOMERY SCOTT LLC, as Exiting Agent:

By:	/s/ Caroline Hall
Name: Caroline Hall
Title: Chief Compliance Officer and Deputy General Counsel

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

RBC CAPITAL MARKETS, LLC, as Existing Agent:

By:	/s/ Michael Ventura
Name: Michael Ventura
Title: Managing Director, Co-Head of U.S. Equity Capital Markets

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

SIEBERT WILLIAMS SHANK & CO., as Existing Agent:

By:	/s/ David A. Finkelstein
Name: David A. Finkelstein
Title: Sr. Managing Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]